   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 27, 1998

                                                 REGISTRATION NO. 333-44441
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                --------------

                              AMENDMENT NO. 1 TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                --------------

                         MACK-CALI REALTY CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                --------------


         MARYLAND                                           22-3305147
  (STATE OR OTHER JURISDICTION                           (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NUMBER)

                               11 COMMERCE DRIVE
                          CRANFORD, NEW JERSEY 07016
                                (908) 272-8000
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                  AREA CODE, OF PRINCIPAL EXECUTIVE OFFICES)

                                --------------

                                THOMAS A. RIZK
                            CHIEF EXECUTIVE OFFICER
                         MACK-CALI REALTY CORPORATION
                               11 COMMERCE DRIVE
                          CRANFORD, NEW JERSEY 07016
                                (908) 272-8000
                          (908) 272-6755 (FACSIMILE)
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                --------------

                                  COPIES TO:

                         JONATHAN A. BERNSTEIN, ESQ.
                              BLAKE HORNICK, ESQ.
                       PRYOR, CASHMAN, SHERMAN & FLYNN
                                410 PARK AVENUE
                           NEW YORK, NEW YORK 10022
                                (212) 421-4100
                          (212) 326-0806 (FACSIMILE)

                                --------------


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as possible after the Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.[_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

====================================================================================================================================

                                     Amount                 Proposed maximum            Proposed maximum               Amount of
     Title of shares to              to be                  aggregate price                aggregate                  registration
       be registered               registered                 per share *               offering price *                  fee
------------------------------------------------------------------------------------------------------------------------------------

Common Stock                    2,316,201 shares                 $40.00                  $92,648,040.00                $28,075.17
($0.01 par value)
====================================================================================================================================


* Estimated solely for the purpose of calculating the registration fee and computed in accordance with Rule 457(c) upon the basis of the high and low prices per share of the Registrant's Common Stock as reported by the New York Stock Exchange on January 13, 1998.


               THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.



                         -----------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  Other Expenses of Issuance and Distribution.

Estimated expenses to be paid by the Company in connection with the issuance and distribution of the securities being registered are as follows:

Registration Fee                                                    $  28,075.46
Legal Fees and Expenses                                                15,000.00
Accounting Fees and Expenses                                           10,000.00
Miscellaneous                                                           3,000.00
                                                                       ---------

              Total                                                 $  56,075.46
                                                                       =========


ITEM 15.  Indemnification of Directors and Officers.

     The Company's officers and directors are indemnified under Maryland law, the Articles of Incorporation and the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the "Partnership Agreement of the Operating Partnership"), against certain liabilities. The Articles of Incorporation require the Company to indemnify its directors and officers to the fullest extent permitted from time to time by the laws of the State of Maryland. The bylaws contain provisions which implement the indemnification provisions of the Articles of Incorporation.

     The Maryland General Corporation Law ("MGCL") permits a corporation to indemnify its directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those capacities unless it is established that the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, or the director or officer actually received an improper personal benefit in money, property or services, or in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful, or the director or officer was adjudged to be liable to the corporation for the act or omission. No amendment of the Articles of Incorporation of the Company shall limit or eliminate the right to indemnification provided with respect to acts or omissions occurring prior to such amendment or repeal. Maryland law permits the Company to provide indemnification to an officer to the same extent as a director, although additional indemnification may be provided if such officer is not also a director.

     The MGCL permits the articles of incorporation of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, with specified exceptions. The MGCL does not, however, permit the liability of directors and officers to the corporation or its stockholders to be limited to the extent that (1) it is proved that the person actually received an improper benefit or profit in money, property or services (to the extent such benefit or profit was received) or (2) a judgment or other final adjudication adverse to such person is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Articles of Incorporation of the Company contain a provision consistent with the MGCL. No amendment of the Articles of Incorporation shall limit or eliminate the limitation of liability with respect to acts or omissions occurring prior to such amendment or repeal.

     The Partnership Agreement of the Operating Partnership also provides for indemnification of the Company and its officers and directors to the same extent indemnification is provided to officers and directors of the Company in its Articles of Incorporation, and limits the liability of the Company and its officers and directors to the Operating Partnership and its partners to the same extent liability of officers and directors of the Company to its stockholders is limited under the Company's Articles of Incorporation.

     The Company has entered into indemnification agreements with each of its directors and officers. The indemnification agreements require, among other things, that the Company indemnify its directors and officers to the fullest extent permitted by law, and advance to the directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The Company also must indemnify and advance all expenses incurred by directors and officers seeking to enforce their rights under the indemnification agreements, and cover directors and officers under the Company's directors' and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions of the Articles of Incorporation and the bylaws and the Partnership Agreement of the Operating Partnership, it provides greater assurance to directors and officers that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors or by the stockholders to eliminate the rights it provides.


ITEM 16.        Exhibits.

Exhibit No.     Description

   4.1      Form of Common Stock certificate
   4.2 Form of Warrant Agreement, incorporated by reference to Exhibits 10.106, 10.107 and 10.108 to the Company's Current Report on Form 8-K, filed with the Commission on December 11, 1997, and to Exhibits
            10.84 and 10.85 to the Company's Annual Report on Form 10-K, filed with the Commission on December 31, 1996
   5.1      Opinion of Pryor, Cashman, Sherman & Flynn

   8.1      Opinion of Pryor, Cashman, Sherman & Flynn regarding tax matters

  23.1      Consent of Pryor, Cashman, Sherman & Flynn (included as part of
            Exhibit 5.1)
  23.2      Consent of Price Waterhouse LLP
  23.3      Consent of Ernst & Young LLP
  23.4      Consent of Ernst & Young LLP
  23.5      Consent of Schonbraun Safris Sternlieb & Co., L.L.C.

ITEM 17. Undertakings.

     (a)    The undersigned Registrant also hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from Registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering hereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                    SIGNATURE


        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cranford, State of New Jersey on January 27,
1998.


                                         MACK-CALI REALTY CORPORATION


                                         By: /s/  Thomas A. Rizk
                                            -------------------------
                                            THOMAS A. RIZK
                                            CHIEF EXECUTIVE OFFICER



        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   SIGNATURE                                         TITLE                                        DATE
   ---------                                         -----                                        ----
                                                     Chief Executive Officer
  /s/ Thomas A. Rizk                                 and Director                              January 27, 1998
---------------------------------------------
THOMAS A. RIZK


                                                     President, Chief Operating
  /s/ Mitchell E. Hersh                              Officer and Director                      January 27, 1998
---------------------------------------------
MITCHELL E. HERSH

                                                     Executive Vice President
                                                     and Chief Financial
  /s/ Barry Lefkowitz                                Officer                                   January 27, 1998
-------------------------------------------------
BARRY LEFKOWITZ


  /s/ John J. Cali                                   Chairman of the Board                     January 27, 1998
-------------------------------------------------
JOHN J. CALI


  /s/ William L. Mack                                Director                                  January 27, 1998
-------------------------------------------------
WILLIAM L. MACK

   SIGNATURE                                         TITLE                                        DATE
   ---------                                         -----                                        ----
/s/ Brendan T. Byrne                                 Director                                  January 27, 1998
-------------------------------------------------
BRENDAN T. BYRNE


/s/ Martin D. Gruss                                  Director                                  January 27, 1998
-------------------------------------------------
MARTIN D. GRUSS


/s/ Jeffrey B. Lane                                  Director                                   January 27, 1998
-------------------------------------------------
JEFFREY B. LANE


/s/ Earle I. Mack                                    Director                                   January 27, 1998
-------------------------------------------------
EARLE I. MACK


/s/ Paul A. Nussbaum                                 Director                                   January 27, 1998
-------------------------------------------------
PAUL A. NUSSBAUM


/s/ Alan G. Philibosian                              Director                                   January 27, 1998
-------------------------------------------------
ALAN G. PHILIBOSIAN


/s/ Irvin D. Reid                                    Director                                   January 27, 1998
-------------------------------------------------
IRVIN D. REID


/s/ Vincent Tese                                     Director                                   January 27, 1998
-------------------------------------------------
VINCENT TESE


/s/ Robert F. Weinberg                               Director                                   January 27, 1998
-------------------------------------------------
ROBERT F. WEINBERG

                                                                                Sequentially
Exhibit                                                                         Numbered
  No.        Description                                                        Page
  ---        -----------                                                        ----
 4.1         Form of Common Stock Certificate
 4.2         Form of Warrant Agreement, incorporated by reference to Exhibits
             10.106, 10.107 and 10.108 to the Company's Current Report on Form
             8-K, filed with the Commission on December 11, 1997, and to
             Exhibits 10.84 and 10.85 to the Company's Annual Report on Form
             10-K, filed with the Commission on December 31, 1996
 5.1         Opinion of Pryor, Cashman, Sherman & Flynn
 8.1         Opinion of Pryor, Cashman, Sherman & Flynn regarding tax matters
23.1         Consent of Pryor, Cashman, Sherman & Flynn (included as part of Exhibit 5.1)
23.2         Consent of Price Waterhouse LLP
23.3         Consent of Ernst & Young, LLP
23.4         Consent of Ernst & Young, LLP
23.5         Consent of Schonbraun Safris Sternlieb & Co., L.L.C.